Filed Pursuant to Rule 424(b)(5)

Registration No. 333-262181

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 1, 2022)

TAOPING INC.

Up to 3,602,589 Ordinary Shares

Issuable upon the Conversion of Convertible Promissory Note

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 3,602,589 ordinary shares, no par value (the “ordinary shares”) of Taoping Inc. (“Taoping” or the “Company”)) directly to Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), issuable upon the conversion of an unsecured convertible promissory note with an original principal balance of $1,311,000 (the “Convertible Note”). The Convertible Note has a simple interest rate of 7% per annum and a term of 12 months after the purchase price of the Convertible Note is delivered by the Investor to the Company. Investor may convert all or any part of the outstanding balance of the Convertible Note, at a fixed conversion price of $3.00 per share, into the Company’s ordinary shares. In addition, Investor may redeem all or any portion of the Convertible Note, subject to a maximum amount of $300,000 per month, into ordinary shares of the Company at a price equal to the lesser of (i) $3.00, and (ii) 80% multiplied by the lowest daily VWAP during the ten (10) trading days immediately preceding the applicable redemption, subject to a floor price of $0.10. Investor also has the right, on any trading day and the following trading day, that any intraday trade price of the ordinary shares is 10% greater than the previous Measurement Period’s Nasdaq Minimum Price (as defined in the Convertible Note), to redeem all or any portion of the outstanding balance of the Convertible Note into ordinary shares.

Taoping’s ordinary shares are listed on the Nasdaq Capital Market under the symbol “TAOP.” On January 10, 2025, the last reported sale price of ordinary shares on Nasdaq was $0.35 per share. There is no established public trading market for the Convertible Note and we do not expect a market to develop.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by the Company or on its behalf pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of its ordinary shares held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3, so long as the Company’s public float remains below $75.0 million. As of January 13, 2025, the aggregate market value of the Company’s outstanding ordinary shares held by non-affiliates, or public float, was approximately $4,564,120, based on shares of outstanding ordinary shares that were held by non-affiliates on such date and a price of $0.4223 per share, which was the price at which the Company’s ordinary shares was last sold on the Nasdaq Capital Market on December 31, 2024. During the 12-calendar month period that ends on and includes the date hereof, the Company has not sold securities pursuant to General Instruction I.B.5 of Form F-3. As such, this prospectus supplement relates to the offer and sale of no more than $1,521,373.33 of or 3,602,589 ordinary shares to the Investor.

Investing in the Company securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Taoping Inc. is not an operating company but rather a holding company incorporated in the British Virgin Islands. Because Taoping has no business operations of its own, we conduct our business through the Company’s operating subsidiaries, primarily in mainland China. This structure involves unique risks to investors and you may never directly hold equity interests in Taoping’s operating entities. You are specifically cautioned that there are significant legal and operational risks associated with being based in or having the majority of operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the market price of Taoping’s securities. If the regulations related to the business operations of our PRC subsidiaries changes significantly in the future and our PRC subsidiaries are not able to substantially comply with such regulations, we may be exposed to compliance costs and regulatory risks and the business operations of our PRC subsidiaries may be materially and adversely affected, and the value of the Company’s ordinary shares may significantly decrease. See “Risk Factors—Risks Relating to Doing Business in China” below.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting listing guidelines (the “Listing Guidelines”), which came into effect on March 31, 2023. On February 24, 2023, the CSRC, together with several other governmental authorities jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing (the “Revised Provisions”). The Revised Provisions came into effect on March 31, 2023 together with the Trial Measures. Given the recent nature of the introduction of the above Trial Measures, the Listing Guidelines and Revised Provisions, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Notwithstanding the foregoing, as of the date of this prospectus supplement, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission from any PRC authorities to issue securities to foreign investors, other than the filing requirements under the Trial Measures, and we have not received any inquiry, notice, warning, or sanction from the CSRC or any other PRC authorities that have jurisdiction over our operations. See “Regulatory Permissions to Operate Business and for the Offering of Securities to Foreign Investors” below.

In addition, pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to Public Company Accounting Oversight Board (the “PCAOB”) inspections for three consecutive “non-inspection” years, the U.S. Securities and Exchange Commission (“SEC”) is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or over-the-counter markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 16, 2021, the PCAOB issued a Determination Report finding that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of a position taken by one or more authorities in such jurisdictions, and identified specific registered public accounting firms subject to this determination. Our current registered public accounting firm, PKF Littlejohn LLP (“PKF”), or our former registered public accounting firm, UHY LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. They both are subject to full inspection by the PCAOB and the PCAOB is able to inspect the audit workpapers of our subsidiaries in China, as such workpapers are electronic files possessed by our registered public accounting firms. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOFCOM”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations under the HFCA Act if needed. If the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in the Company’s securities would be prohibited under the HFCA Act. See “Risk Factor-Risks Related to Doing Business in China- The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and the HFCA Act, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our continued listing, future offerings, business operations share price and reputation” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 13, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor the Investor have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on F-3 (File No. 333-262181) that we initially filed with the SEC on January 14, 2022, and was declared effective on July 1, 2022. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the securities offered. The second part, the accompanying prospectus which is dated July 1, 2022, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any of our ordinary shares, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING INFORMATION

This prospectus supplement contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

Any forward looking statements contained in this prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, as well as in our other SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, this summary is not complete and does not contain all of the information that you should consider before investing in our ordinary shares. You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included under “Risk Factors” and “Forward-Looking Information” in this prospectus supplement as well as the “Risk Factors” sections in our Annual Report on Form 20-F for the year ended December 31, 2023 and in other reports that we file with the SEC from time to time. In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, “the Company,” “we,” “our” and “us” refer to Taoping Inc. and its subsidiaries.

TAOPING INC.

Company Overview

We are a provider of cloud-based technologies for Smart City IoT platforms, digital advertising delivery, and other internet-based information distribution systems in China. Our Internet ecosystem enables all participants of the new media community to efficiently promote branding, disseminate information, and exchange resources. In addition, we provide a broad portfolio of software and hardware with fully integrated solutions, including information technology infrastructure, Internet-enabled display technologies, and IoT platforms to customers in government, education, residential community management, media, transportation, and other private sectors.

Prior to 2014, we generated majority of our revenues through selling our products to public service entities to help improve their operational efficiency and service quality. Our representative customers included China Ministry of Public Security, provincial bureaus of public security, fire departments, traffic bureaus, police stations, human resource departments, urban planning boards, civic administrations, land resource administrations, mapping and surveying bureaus, and the Shenzhen General Station of Exit and Entry Frontier Inspection.

In 2014, we generated revenues from sales of hardware products, software products, system integration services, and related maintenance and supporting services. Starting in 2015, with the introduction of our cloud-based software as a service (SaaS) offering, we generated additional recurring monthly revenues from SaaS fees.

In May 2017, we completed the business transformation and rolled out CAT and IoT technology based digital ads distribution network and new media resource sharing platform in the out-of-home advertising market. In 2017, 2018 and 2019, we generated most revenue from selling fully integrated ads display terminals. Starting from 2020, a portion of our revenue was generated from the sale of cloud severs as part of our CBT business. The revenues generated from SaaS and other software products and services remained small.

In June 2021, the Company consummated an acquisition of 100% of the equity interest of Taoping New Media Co., Ltd (“TNM”), a leading media operator in China’s out-of-home digital advertising industry. TNM focuses on digital life scenes and mainly engaged in selling out-of-home advertising time slots on its networked smart digital advertising display terminals with artificial intelligence and big data technologies.

In 2021, the Company ventured into blockchain related business through the launch of cryptocurrency mining operations and established new subsidiaries in Hong Kong to diversity revenue streams, following a decline in its Traditional Information Technology (TIT) business segment.

In September 2021, the Company and the Company’s wholly owned subsidiary, Information Security Technology (China) Co., Ltd. entered into an equity transfer agreement with Mr. Jianghuai Lin, the sole shareholder of iASPEC. Upon closing of the equity transfer, the Company’s prior variable interest entity structure was dissolved and iASPEC became a wholly owned indirect subsidiary of the Company.

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In January 2022, the Company completed the acquisition of 100% equity interest of Zhenjiang Taoping IoT Tech. Co., Ltd. (“ZJIOT”), aiming to accelerate the Company’s smart charging pile and digital new media businesses in East China.

In December 2022, the Company entered into a series of contracts with certain third parties to sell its cryptocurrency mining and related equipment. The Company also terminated the leases for both the office facility and the storage rooms, which were previously used to house most of its mining machines for its cryptocurrency mining operations, and laid off relevant employees. As a result, the Company had ceased its cryptocurrency mining business by December 31, 2022. The Company disposed of 100% equity interests of Taoping Digital Assets (Hong Kong) Limited to an unrelated third party on September 6, 2023, and disposed of 100% equity interests of Taoping Digital Assets (Asia) Limited and Taoping Capital Limited (including their respective subsidiary) to an unrelated third party on October 27, 2023.

In May 2023, the Company established a subsidiary Taoping EP Holdings (Shenzhen) Co., Ltd. with a majority stake of 51%, to explore the new off-grid wastewater treatment business line.

In September 2023, the Company acquired 80% equity from other shareholders of Fujian Taoping Investment Co., Ltd. with nil consideration, to expand its digital advertising and other businesses in Fujian Province, China. As a result of the acquisition, the Company currently owns 100% of Fujian Taoping Investment Co, Ltd.

In November 2023, the Company established a subsidiary Taoping (Guangxi) EP Tech Co., Ltd. to expand its wastewater treatment business in Guangxi Province, China.

In April 2024, the Company established a subsidiary Taoping Industrial (Yunnan) Co., Ltd. to explore business of cross-border trades and services in Yunnan Province, China.

In June 2024, ZJIOT was dissolved as a result of the Company’s business realignment.

The Company’s business was negatively impacted by COVID-19 pandemic from fiscal years 2020 to 2022. Since the pandemic was largely contained in China in late 2022, and as a result of the recovery of market conditions and customer demands, the Company’s revenue continued to grow in 2023 and the first half of 2024. Revenue in the first half of 2024 was $18.1 million, compared to $14.1 million for the same period of 2023, an increase of $4.0 million, or 28.4%. The Company incurred a net income of approximately $0.6 million for the six months ended June 30, 2024, an improvement from a net loss of approximately $1.8 million for the same period of last year.

Effective at the market opening on August 1, 2023, the Company implemented a one-for-ten share combination of its issued and outstanding ordinary shares where every ten ordinary shares outstanding were automatically combined and converted into one issued and outstanding ordinary share. Any fractional shares resulting from the share combination were rounded up to the nearest whole share. The share combination was intended to increase the per share trading price of the Company’s ordinary shares to satisfy the $1.00 minimum bid price requirement for continued listing on the NASDAQ Stock Market. This share combination did not change the number of shares the Company is authorized to issue or the par value of the ordinary shares. Accordingly, except as otherwise indicated, all share and per share information contained in this prospectus supplement has been restated to retroactively show the effect of the share combination.

Regulatory Permissions to Operate Business and for the Offering of Securities to Foreign Investors

The establishment, operation and management of corporate entities in mainland China are governed by the Company Law of the People’s Republic of China, or the China Company Law, which was adopted by the Standing Committee of the National People’s Congress (“SCNPC”) in December 1993, implemented in July 1994, and subsequently amended in December 1999, August 2004, October 2005, December 2013 and October 2018. Under the China Company Law, companies are generally classified into two categories: limited liability companies and companies limited by shares. The China Company Law applies to both domestic and foreign-invested companies.

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Investment activities in mainland China by foreign investors are governed by the Guiding Foreign Investment Direction, which was promulgated by the State Council on February 11, 2002, and came into effect on April 1, 2002, and the latest Special Administrative Measures (Negative List) for Foreign Investment Access (2024), or the Negative List, which was promulgated by the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (“NDRC”) on September 6, 2024, and took effect on November 1, 2024. The Negative List set out in a unified manner the restrictive measures, such as the requirements on shareholding percentages and management, for the access of foreign investments, and the industries that are prohibited for foreign investment. The Negative List covers 11 industries, and any field not falling in the Negative List shall be administered under the principle of equal treatment to domestic and foreign investment.

The Foreign Investment Law of the People’s Republic of China, or the Foreign Investment Law was promulgated by the NPC in March 2019 and become effective in January 2020. The investment activities of foreign natural persons, enterprises or other organizations (hereinafter referred to as foreign investors) directly or indirectly within the territory of mainland China are governed by the Foreign Investment Law, including: 1) establishing by foreign investors of foreign-invested enterprises in mainland China alone or jointly with other investors; 2) acquiring by foreign investors of shares, equity, property shares, or other similar interests of Chinese domestic enterprises; 3) investing by foreign investors in new projects in mainland China alone or jointly with other investors; and 4) other forms of investment prescribed by laws, administrative regulations or the State Council.

In December 2019, the State Council issued the Regulations on Implementing the Foreign Investment Law, which came into effect in January 2020. After the Regulations on Implementing the Foreign Investment Law came into effect, the Regulation on Implementing the Law on Sino-foreign Equity Joint Ventures, Provisional Regulations on the Duration of Sino-Foreign Equity Joint Ventures, the Regulations on Implementing the Law on Wholly Foreign-Owned Enterprises and the Regulations on Implementing the Law on Sino-Foreign Cooperative Joint Ventures have been repealed simultaneously.

In December 2019, the MOFCOM and the State Administration for Market Regulation (“SAMR”) issued the Measures for the Reporting of Foreign Investment Information, which came into effect in January 2020. After the Measures for the Reporting of Foreign Investment Information came into effect, the Interim Measures on the Administration of Filing for Establishment and Change of Foreign Invested Enterprises has been repealed simultaneously. Since January 1, 2020, for foreign investors carrying out investment activities directly or indirectly in mainland China, the foreign investors or foreign-invested enterprises shall submit investment information to the relevant commerce administrative authorities pursuant to these measures.

In light of the above restrictions and requirements, prior to the dissolution of our VIE structure in September 2021, we had conducted our value-added telecommunications businesses through our then consolidated VIEs. As a result of the dissolution of our VIE structure, we ceased the e-commerce and related businesses which had constituted a minor portion of our consolidated revenue. Based on the legal analysis of the Company’s in-house legal counsel, who is a licensed attorney in the PRC, we believe that none of our PRC subsidiaries’ current business is stipulated on the Negative List.

As a result, according to the laws and regulations currently in effect, our PRC subsidiaries are able to conduct their business without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC and none of Taoping or our subsidiaries is required to obtain additional licenses or permits beyond a regular business license for each PRC subsidiary’s operations. Each of our PRC subsidiaries is required to obtain and has obtained such regular business license from the local branch of the SAMR. No application for any such license has been denied.

However, we cannot assure you that our PRC subsidiaries are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of our present or future business. If our PRC subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries are required to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend our PRC operating subsidiaries’ business, which may materially and adversely affect the business, financial condition and results of operations of us.

Corporate Information

Taoping Inc. was incorporated in the British Virgin Islands, or BVI, under the BVI Act on June 18, 2012. The address of our principal place of business is 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen 518040 Guangdong, China. Our telephone number is 86-755-83708333. Taoping’s registered agent in the BVI is Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

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The Offering

Ordinary Shares Offered by the Company	Up to 3,602,589 ordinary shares, at an assumed offering price of $0.4223 per ordinary share, which was the closing price on the NASDAQ Capital Market on December 31, 2024, issuable upon the conversion of the Convertible Note dated January 13, 2025 with a principal amount of $1,311,000. The Convertible Note has an annual interest rate of 7% and a term of 12 months after the purchase price of the Convertible Note is delivered by the Investor to the Company.

Ordinary Shares Outstanding Immediately Before the Offering*	13,384,088 ordinary shares as of January 10, 2025

Ordinary Shares Outstanding Immediately After the Offering	16,986,677 ordinary shares. The actual number of ordinary shares outstanding will vary depending on the price at the time the Convertible Note is converted.

Conversion Price:	Investor may convert all or any part of the outstanding balance of the Convertible Note, at a fixed conversion price of $3.00 per share, into the Company’s ordinary shares. In addition, Investor may redeem all or any portion of the Convertible Note, subject to a maximum amount of $300,000 per month, into ordinary shares of the Company at a price equal to the lesser of (i) $3.00, and (ii) 80% multiplied by the lowest daily VWAP during the ten (10) trading days immediately preceding the applicable redemption, subject to a floor price of $0.10. Investor also has the right, on any trading day and the following trading day, that any intraday trade price of the ordinary shares is 10% greater than the previous Measurement Period’s Nasdaq Minimum Price (as defined in the Convertible Note), to redeem all or any portion of the outstanding balance of the Convertible Note into ordinary shares.

Manner of Offering	See “Plan of Distribution” beginning on page S-16.

Market for the Ordinary Shares	Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “TAOP.”

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 8 of the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer Agent and Registrar	TranShare Corporation

The number of our ordinary shares outstanding immediately before this offering excludes:

●	8,300,000 ordinary shares available for future issuance under our equity incentive plan as of December 31, 2024.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2023, and as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make a decision to invest in our securities. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information.”

RISKS RELATED TO DOING BUSINESS IN CHINA

The Chinese government may influence on both of our operations and offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and in the value of the securities that we are registering.

A significant portion of our operations are conducted in the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by the economic, political and legal developments in the PRC. The PRC government has implemented various measures to encourage economic growth and to guide the allocation of resources. Some of these measures may benefit the overall PRC economy but may also have a negative effect on us. For example, our financial condition and results of operations could be materially affected by certain administrative requirements over capital investments or changes in tax regulations that are applicable to us.

The Chinese government recently has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could require us to seek permission from Chinese authorities to continue to operate our business, which may adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight over offerings of companies with significant operations in China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action, once taken by the Chinese government, could significantly limit or completely hinder Taoping’s ability to offer or continue to offer its securities that we are registering to investors, and could cause the value of such securities to significantly decline or become worthless.

For example, in July 2021, the Chinese government provided new guidance on China-based companies raising capital outside of China, including through arrangements via variable interest entities (“VIEs”). In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. Although we have recently dissolved our VIE structure, as a significant portion of our operations are based in China, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business and results of operations. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the Chinese government may intervene with our operations, and our business in China, as well as the value of the securities that we are registering, may also be adversely affected.

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If the regulations related to the business operations of our PRC subsidiaries changes significantly in the future and our PRC subsidiaries are not able to substantially comply with such regulations, the business operations of our PRC subsidiaries may be materially and adversely affected, and the value of our ordinary shares may significantly decrease.

A significant portion of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, because these laws, rules and regulations, especially those relating to the internet, are relatively new, the relevant interpretation and guidance are still evolving. We may be exposed to compliance costs and regulatory risks if we fail to fully and accurately understand the laws and regulations under the PRC legal system and our business operation may be adversely affected.

The PRC government has recently announced its plans to enhance its regulatory oversight of Chinese companies listing overseas. The Opinions on Strictly Cracking Down on Illegal Securities Activities issued on July 6, 2021 called for:

●	tightening oversight of data security, cross-border data flow and administration of classified information, as well as amendments to relevant regulation to specify responsibilities of overseas listed Chinese companies with respect to data security and information security;

●	enhanced oversight of overseas listed companies as well as overseas equity fundraising and listing by Chinese companies; and

●	extraterritorial application of China’s securities laws.

As the Opinions on Strictly Cracking Down on Illegal Securities Activities were recently issued, there are great uncertainties as to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us, but among other things, our ability and the ability of our subsidiaries to obtain external financing through the issuance of equity securities overseas could be negatively affected.

Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, Regulations on Network Data Security (draft for public comments), as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business.

Regulatory authorities in China have implemented and are considering further legislative and regulatory proposals concerning data protection. China’s new Data Security Law went into effect on September 1, 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. The Data Security Law sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to RMB5 million, suspension of relevant business, and revocation of business permits or licenses.

In addition, the PRC Cybersecurity Law provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. According to the initial Cybersecurity Review Measures promulgated by the Cyberspace Administration of China (“CAC”) and certain other PRC regulatory authorities in April 2020 and becoming effective in June 2020, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. Any failure or delay in the completion of the cybersecurity review procedures may prevent the critical information infrastructure operator from using or providing certain network products and services, and may result in fines of up to ten times the purchase price of such network products and services. The PRC government recently launched cybersecurity reviews against a number of mobile apps operated by several US-listed Chinese companies and prohibited these apps from registering new users during the review periods.

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On December 28, 2021, the CAC and certain other PRC regulatory authorities revised the Cybersecurity Review Measures (2021) (the “revised Cybersecurity Review Measures”), which took effect on February 15, 2022. The revised Cybersecurity Review Measures authorize the CAC to conduct cybersecurity review on a range of activities that affect or may affect national security. The PRC National Security Law defines various types of national security, including technology security and information security. The revised Cybersecurity Review Measures expands the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country. Under the revised Cybersecurity Review Measures, the scope of entities required to undergo cybersecurity review to assess national security risks that arise from data processing activities would be expanded to include all critical information infrastructure operators who purchase network products and services and all data processors carrying out data processing activities that affect or may affect national security. In addition, the revised Cybersecurity Review Measures provide that all such entities that maintain or store the personal information of more than 1 million users and undertake a public listing of securities in a foreign country would be required to pass cybersecurity review, which would focus on the potential risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, illegally used or exported out of China, or critical information infrastructure being affected, controlled or maliciously used by foreign governments after such a listing. An operator that violates these Measures shall be dealt with in accordance with the provisions of the PRC Cybersecurity Law and the PRC Data Security Law.

On September 24, 2024, the State Council released the Regulations on Network Data Security, which became effective from January 1, 2025. The Regulations on Network Data Security provide more detailed guidance on how to implement the general legal requirements under legislations such as the Cybersecurity Law, Data Security Law and the Personal Information Protection Law. The Regulations on Network Data Security follow the principle that the state will regulate based on a data classification and multi-level protection scheme. When we conduct advertising data collection and analysis, such data is only related to the placement and delivery of ads, which does not involve any personal information. However, we may constitute an online platform service provider under the Regulations on Network Data Security, because our PRC subsidiary Biznest is operating a smart cloud platform that publishes commercial ads of our advertiser clients. Online platform service provider under the Regulations on Network Data Security will be required, among other things, to disclose terms and privacy policies and the algorithms they use.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year and may also be ordered to suspend any related activity by competent authorities.

As our smart cloud platform is engaged in the advertising business, the advertising industry is not subject to any foreign investment restrictions and our smart cloud platform does not collect any personal information, we believe that we will be able to comply with the requirements of the PRC Cybersecurity Law, the PRC Data Security Law and related implementing regulations. However, interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation or changes in enforcement. Compliance with the PRC Cybersecurity Law and the PRC Data Security Law could increase the cost to us in providing our services, require changes to our operations or may prevent us from providing certain services.

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PRC laws and regulations establish certain procedures in connection with certain acquisitions of China-based companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions or mergers in China.

On August 8, 2006, six PRC regulatory agencies, including MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities of a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings through special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

The regulations also established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, or that the approval from the MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies.

Moreover, according to the Anti-Monopoly Law of the People’s Republic of China promulgated on August 30, 2007 and the Provisions on Thresholds for Reporting of Concentrations of Undertakings (the “Prior Reporting Rules”) issued by the State Council in August 2008 and amended in September 2018, the concentration of business undertakings by way of mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly enforcement agency of the State Council when the applicable threshold is crossed and such concentration shall not be implemented without the clearance of prior reporting. In addition, the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprise by Foreign Investors (the “Security Review Rules”) issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review by structuring the transaction through, among other things, trusts, entrustment or contractual control arrangements.

We may grow our business in part by acquiring other companies operating in our industry. Compliance with the requirements of the regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the CSRC or other Chinese regulatory agencies may be required in connection with our future overseas capital-raising activities under Chinese law.

The “M&A Rules” purport to require offshore special purpose vehicles that are controlled by Chinese companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of Chinese domestic companies or assets in exchange for the shares of the offshore special purpose vehicles shall obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange.

Based on our understanding of the Chinese laws and regulations currently in effect, we will not be required to submit an application to the CSRC for its approval of any of our offerings of securities to foreign investors under the M&A Rules. However, there remains some uncertainties as to how the M&A Rules will be interpreted or implemented, and our view of our obligations under the M&A Rules is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant Chinese government agencies, including the CSRC, would reach the same conclusion.

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Furthermore, on February 17, 2023, the CSRC issued the Trial Measures, which adopts a filing-based regulatory regime for direct and indirect overseas offering and listing of securities of PRC domestic companies. At the press conference held for the Trial Measures on the same date, officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately and shall be required to file with the CSRC upon the occurrence of certain subsequent matters, such as follow-on offerings of securities.

We believe that we are not required to submit an application to the CSRC or the CAC for the approval of any of offerings of Taoping’s securities to foreign investors or trading of the ordinary shares on the Nasdaq. However, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined in the future that the approval of the CSRC, CAC or any other regulatory authority is required for any of offerings, we may face sanctions by the CSRC, the CAC or other Chinese regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, affect our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from overseas offerings into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, the value of Taoping’s securities, as well as the ability to offer or continue to offer Taoping’s securities to investors or cause such securities to significantly decline in value or become worthless. In addition, if the CSRC, the CAC or other regulatory agencies later promulgate new rules requiring that we obtain their approvals for any of the offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the value of Taoping’s securities that we are registering.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent Taoping from making additional capital contributions or loans to its PRC subsidiaries.

Taoping, as an offshore holding company, is permitted under PRC laws and regulations to provide funding to its PRC subsidiaries through loans or capital contributions. However, loans by Taoping to its PRC subsidiaries to finance their activities cannot exceed statutory limits i.e., the difference between its total amount of investment and its registered capital, or certain amount calculated based on elements including capital or net assets, the cross-border financing leverage ratio and the macro prudential coefficient (“Macro-prudential Management Mode”) and must be registered with the local counterpart of the SAFE and capital contributions to its PRC subsidiaries are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System, and registration with other governmental authorities in China. According to the Circular of the People’s Bank of China and the State Administration of Foreign Exchange on Upregulating the Macro-prudent Adjustment Parameter for Cross-border Financing issued on July 20, 2023, the limit for the total amount of foreign debt under the Macro-prudential Management Mode is adjusted to three times of their respective net assets.

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign- Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of Circular 19 and Circular 16 could result in administrative penalties. Circular 19 and Circular 16 may significantly limit our ability to transfer any foreign currency Taoping holds to its PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

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In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or future capital contributions by us to our PRC subsidiaries. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use foreign currency and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and the HFCA Act, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our continued listing, future offerings, business operations share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting the continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in HK SAR. On April 21, 2020, SEC Chairman Jay Clayton and former PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including HK SAR, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in HK SAR and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. In addition, if the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act and it was signed into law on December 18, 2020.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or over-the-counter markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

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On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified.

On December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the People’s Republic of China and Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which are subject to these determinations. Our current registered public accounting firm, PKF, or our former registered public accounting firm, UHY LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Our current auditor, PKF, is a UK-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no current intention of engaging any auditor not subject to regular inspection by the PCAOB. Furthermore, the PCAOB is able to inspect the audit workpapers of our PRC subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our securities would be prohibited under the HFCA Act.

On August 26, 2022, CSRC, the MOFCOM, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. When the PCAOB reassesses its determinations in the future, it could still determine that it is unable to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations under the HFCA Act if needed. There can be no assurance that we will continue to be able to comply with requirements imposed by U.S. regulators if the PCAOB is not able to fully inspect any component of our auditor’s work papers in the future. Delisting of the Company’s ordinary shares would force holders to sell their shares. The market price of Taoping’s ordinary shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

RISKS RELATED TO THIS OFFERING

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our shares. The net proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

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A large number of shares may be sold in the market following this offering, which may depress the market price of our ordinary shares.

The ordinary shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our ordinary shares may be sold in the public market following this offering. If there are significantly more ordinary shares offered for sale than buyers are willing to purchase, then the market price of our ordinary shares may decline to a market price at which buyers are willing to purchase the offered ordinary shares and sellers remain willing to sell the ordinary shares.

Our failure to maintain our compliance with the continued listing standards of Nasdaq could result in our ordinary shares being delisted from Nasdaq, which would adversely affect the liquidity, trading volume and market price of our ordinary shares and decrease or eliminate your investment.

Our ordinary shares are currently listed on the Nasdaq Capital Market on Nasdaq under the symbol “TAOP.” Nasdaq requires listed issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another reputable securities exchange, a reduction in the liquidity, trading volume and market price of our ordinary shares may occur, each of which could materially adversely affect our shareholders.

If we fail to meet any of Nasdaq’s listing standards, our ordinary shares may be delisted. A delisting of our ordinary shares from Nasdaq may materially impair our shareholders’ ability to buy and sell our ordinary shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our ordinary shares. The delisting of our ordinary shares could significantly impair our ability to raise capital and the value of your shares.

On June 21, 2024, we received a letter from Nasdaq notifying us that we were no longer in compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Although Nasdaq has granted us two 180-day grace periods, or until June 16, 2025, to regain compliance with the Bid Price Rule, there can be no assurance that we will regain such compliance, and Nasdaq could make a determination to delist our ordinary shares.

Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our ordinary shares and other securities linked to our ordinary shares. While a listing on an over-the-counter exchange could maintain some degree of a market in our ordinary shares, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our ordinary shares; reduced liquidity with respect to and decreased trading prices of our ordinary shares; a determination that shares of our ordinary shares are “penny stock” under the SEC rules, subjecting brokers trading our ordinary shares to more stringent rules on disclosure and the class of investors to which the broker may sell the ordinary shares; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under or terminations of our agreements with current or prospective large shareholders, strategic investors and banks. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our ordinary shares.

Furthermore, on January 10, 2025, the closing price of our ordinary shares was $0.35. Pursuant to Nasdaq Rule 5810(c)(3)(A)(iii), if the closing price of our ordinary shares is $0.10 or less for 10 consecutive trading days, we will be issued a Staff Delisting Determination by Nasdaq. In that case, we will have 7 calendar days to request a hearing before a Nasdaq hearings panel to review the Staff Delisting Determination, which will determine the delisting of our ordinary shares by Nasdaq. A hearing would then take place within 45 days of the hearing request to determine whether or not our ordinary shares would be delisted. If, in the future, we receive a Staff Delisting Determination there can be no assurance that we would be successful in preventing a determination by the Nasdaq hearing panel that our shares will be delisted.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Convertible Note will be approximately $1.2 million, after deducting the estimated expenses payable by us. We intend to use the net proceeds for working capital and general corporate purposes.

The expected use of the net proceeds from the sale of the Convertible Note represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the development of our business. As a result, our management will have discretion and flexibility in applying such net proceeds.

Pending the uses described above, we plan to invest the net proceeds from the sale of the Convertible Note in cash or cash equivalents.

DESCRIPTION OF SECURITIES BEING REGISTERED

Ordinary Shares

The Company may issue ordinary shares from time to time upon the Investor’s conversion of the Convertible Note. The actual amount of ordinary shares issued upon conversion will vary depending on the actual conversion price at the time of each conversion in accordance with the terms of the Convertible Note.

Taoping is authorized to issue 100,000,000 ordinary shares, with no par value each. As of January 10, 2025, there were 13,384,088 ordinary shares outstanding, all of which were fully paid. For a description of the ordinary shares, including the rights and obligations thereto, please refer to Exhibit 2.1 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference herein.

Convertible Note

The material terms and provisions of the Convertible Note are summarized below. A copy of the Convertible Note will be filed as an exhibit to a report on Form 6-K that we will file with the SEC in connection with this offering and reference is made thereto for a complete description of such Convertible Note.

The Convertible Note is an unsecured convertible promissory note with a 12-month maturity. The Convertible Note has the original principal amount of $1,311,000 including the original issue discount of $96,000 and Investor’s legal and other transaction costs of $15,000.

Interest accrues on the outstanding balance of the Convertible Note at 7% per annum. Upon the occurrence of a Trigger Event (as defined in the Convertible Note), Investor may increase the outstanding balance payable under the Convertible Note by 15% or 5%, depending on the nature of such event. If the Company fails to cure the Trigger Event within the required five (5) trading days, the Triger Event will automatically become an event of default and interest will accrue at the lesser of 22% per annum or the maximum rate permitted by applicable law.

Pursuant to the terms of the Convertible Note and the associated securities purchase agreement, the Company must obtain Investor’s consent for certain fundamental transactions such as consolidation, merger, disposition of substantial assets, change of control, reorganization or recapitalization. Any occurrence of such fundamental transaction without Investor’s prior written consent will be deemed a Trigger Event.

After the Investor delivers the purchase price of the Convertible Note to the Company, subject to certain limitations, Investor may convert all or any part of the outstanding balance of the Convertible Note, at a fixed conversion price of $3.00 per share, into the Company’s ordinary shares. In addition, subject to certain limitations, Investor may redeem all or any portion of the Convertible Note, subject to a maximum amount of $300,000 per month, into ordinary shares of the Company at a price equal to the lesser of (i) $3.00, and (ii) 80% multiplied by the lowest daily VWAP during the ten (10) trading days immediately preceding the applicable redemption, subject to a floor price of $0.10. Investor also has the right, on any trading day and the following trading day, that any intraday trade price of the ordinary shares is 10% greater than the previous Measurement Period’s Nasdaq Minimum Price (as defined in the Convertible Note), to redeem all or any portion of the outstanding balance of the Convertible Note into ordinary shares.

The Company is responsible for certain late fees equal to 2% of the Conversion Share Value (as defined in the Convertible Note) with a floor of $500 per day if it fails to deliver the ordinary shares upon conversion or redemption pursuant to the terms of the Convertible Note. The Company may prepay the outstanding balance of the Convertible Note in cash equal to 120% multiplied by the portion of the outstanding balance the Company elects to prepay.

The Convertible Note is unsecured general obligations and rank pari passu with our other unsecured and unsubordinated liabilities.

We do not intend to apply to list the Convertible Note on any securities exchange or any automated dealer quotation system.

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CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2024:

(1)	on an actual basis;

(2)	on a pro forma basis, to give effect to (i) the issuance and sale of a total of 3,600,000 ordinary shares pursuant to a Standby Equity Purchase Agreement the Company entered into with certain investor in July 2023; (ii) the issuance of a total of 1,158,037 ordinary shares to certain investor upon conversion of a convertible note issued in September 2023, which amount is calculated based on the sum of outstanding principal amount and accrued and unpaid interest as of June 30, 2024; and (iii) the issuance of 2,000,000 ordinary shares to the Company’s officers, directors, and employees under its 2024 Equity Incentive Plan on December 27, 2024.

(3)	on a pro forma as adjusted basis, to give effect to (i) the adjustments set forth in (2) above; and (ii) the issuance and sale of the Convertible Note in a principal amount of $1,311,000. We estimate that the net proceeds from the sale of the Convertible Note will be approximately $1,200,000, after deducting estimated expenses payable by the Company.

	As of June 30, 2024
	Actual*	Pro Forma**	Pro Forma As Adjusted**
Total Current Liabilities	$18,241,825	$17,886,114	$17,886,114
Short-term bank loans	7,950,679	7,950,679	7,950,679
Convertible note payable	350,930	-	1,200,000
Stockholders’ equity
Ordinary Shares	168,279,087	170,914,175	170,914,175
Additional paid-in capital	22,553,364	22,447,083	22,447,083
Reserve	10,209,086	10,209,086	10,209,086
Accumulated deficit	(208,163,804)	(209,084,954)	(209,084,954)
Accumulated other comprehensive income	22,960,136	22,960,136	22,960,136
Total equity of the Company	$15,837,869	$17,445,526	$17,445,526
Non-controlling interest	-	-	-
Total Equity	15,837,869	17,445,526	17,445,526
Total Capitalization	$24,139,478	$25,396,205	$26,596,205

* Based on 6,626,051 ordinary shares issued and outstanding as of June 30, 2024.

** The pro forma and pro forma as adjusted information above is illustrative only. You should read the above table together with our financial statements and the related notes in our report on Form 6-K filed with the SEC on September 5, 2024 regarding the Company’s interim consolidated financial statements for the six months ended June 30, 2024, which is incorporated by reference herein.

S-15

PLAN OF DISTRIBUTION

On January 13, 2025, the Company entered into a securities purchase agreement (the “SPA”) with the Investor pursuant to which the Company sold to the Investor the Convertible Note in the principal amount of $1,311,000. The Convertible Note was sold in reliance on an exemption from registration afforded by Section 4(a)(2) of the Securities Act. After the issue date of the Convertible Note, subject to certain limitations, Investor may convert all or any part of the outstanding balance of the Convertible Note, at a fixed conversion price of $3.00 per share, into the Company’s ordinary shares. In addition, subject to certain limitations, Investor may redeem all or any portion of the Convertible Note, subject to a maximum amount of $300,000 per month, into ordinary shares of the Company at a price equal to the lesser of (i) $3.00, and (ii) 80% multiplied by the lowest daily VWAP during the ten (10) trading days immediately preceding the applicable redemption, subject to a floor price of $0.10. Investor also has the right, on any trading day and the following trading day, that any intraday trade price of the ordinary shares is 10% greater than the previous Measurement Period’s Nasdaq Minimum Price (as defined in the Convertible Note), to redeem all or any portion of the outstanding balance of the Convertible Note into ordinary shares.

Additionally, the Company shall not issue conversion shares that would cause the Investor to own more than 4.99% of the Company’s outstanding ordinary shares, and such limit will increase to 9.99% if the Company’s market capitalization falls below $10 million. Conversion shares shall be delivered no later than the third (3rd) trading day after the applicable redemption date (for redemption conversion), or conversion notice date (for lender conversion). We have agreed in the SPA to provide customary indemnification to the Investor.

In addition to the issuance of our ordinary shares to the Investor upon conversion of the Convertible Note, this prospectus supplement also covers the resale of those shares from time to time by the Investor to the public. It is possible that our shares may be sold by the Investor in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account; or

●	a combination of any such methods of sale.

The Investor has agreed that, during the period beginning on the closing date of the SPA and ending on the date the Note has been repaid in full or sold by Investor to a third party that is not an affiliate of Investor, the Investor shall not directly or through an affiliate engage in any short sales (as defined in Rule 200 promulgated under Regulation SHO) with respect to our ordinary shares.

The Investor will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our ordinary shares by the Investor. Under these rules and regulations, The Investor:

●	may not engage in any stabilization activity in connection with our securities;

●	must furnish each broker which offers shares of our ordinary shares covered by the prospectus supplement and accompanying prospectus that are a part of our registration statement with the number of copies of such prospectus supplement and accompanying prospectus which are required by each broker; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares by the Investor.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Corporation, 17755 US Highway 19 N, Suite 140, Clearwater, FL 33764, and its telephone number is (303) 662-1112.

Listing

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “TAOP.”

S-16

LEGAL MATTERS

The validity of the issuance of the ordinary shares offered hereby will be passed upon for us by Maples and Calder. Certain other legal matters will be passed upon for us by Bevilacqua PLLC. Bevilacqua PLLC may rely upon Maples and Calder with respect to matters of the laws of the Cayman Islands.

EXPERTS

The consolidated financial statements of Taoping Inc. as of December 31, 2023 and 2022, and for each of the three years ended December 31, 2023 appearing in Taoping Inc.’s Annual Report on Form 20-F for the year ended December 31, 2023 and incorporated by reference in this prospectus supplement and the accompanying prospectus, have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as set forth in their report thereon dated April 25, 2024. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 25, 2024;

●	the Company’s Reports of Foreign Private Issuer on Form 6-K furnished with the Commission on September 5, 2024 and December 31, 2024;

●	The description of the Company’s ordinary shares contained in the Form 8-K12B, filed with the SEC on October 31, 2012, and any further amendment or report filed hereafter for the purpose of updating such description; and

●	all subsequent reports on Form 20-F and any report on Form 6-K that so indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of this offering.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC at the SEC’s website at http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 (File No. 333-262181) under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which constitute a part of our registration statement on Form F-3, omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC maintains an Internet site that contains reports, information statements and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

Additionally, we make these filings available, free of charge, on our website at www.taop.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus supplement and is not incorporated by reference into this document.

S-17

PROSPECTUS

TAOPING INC.

$100,000,000

Ordinary Shares

Debt Securities

Warrants

Rights

Units

Taoping Inc., a British Virgin Islands Business Company, may offer, issue and sell from time to time ordinary shares, no par value (the “Ordinary Shares”), debt securities, warrants, rights or units up to $100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. Throughout this prospectus, unless the context indicates otherwise, references to “Taoping” or “the Company” refer to Taoping Inc., a holding company and references to “we,” “us,” “our” or “our company” are to Taoping and its consolidated subsidiaries.

Taoping may sell any combination of these securities in one or more offerings. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

The Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “TAOP.” On June 8, 2022, the closing sale price of the Ordinary Share was $1.31. As of June 8, 2022, the aggregate market value of outstanding Ordinary Shares held by non-affiliates was approximately $16.15 million based on 15,590,789 outstanding Ordinary Shares, of which approximately 10,767,875 Ordinary Shares were held by non-affiliates, and the last sale price of Ordinary Shares as reported by the Nasdaq Capital Market of $1.5002 per share on June 3, 2022, which was the highest closing price of Ordinary Shares reported on the NASDAQ Capital Market within the last 60 days prior to the date of this filing. Taoping has offered approximately $4.98 million of Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Taoping may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in Taoping’s securities involves a high degree of risk. You are urged to carefully consider the risk factors beginning on page 8 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in the securities.

Investors purchasing securities in this offering are purchasing securities of Taoping, the British Virgin Islands holding company rather than securities of Taoping’s subsidiaries that have substantive business operations in China and other countries.

Taoping is not an operating company but rather a holding company incorporated in the British Virgin Islands. Because Taoping has no business operations of its own, we conduct our business through Taoping’s operating subsidiaries, primarily in Hong Kong, mainland China and Kazakhstan. This structure involves unique risks to investors and you may never directly hold equity interests in Taoping’s operating entities. You are specifically cautioned that there are significant legal and operational risks associated with being based in or having the majority of operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the market price of Taoping’s securities. Moreover, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities being registered for sale or could significantly limit or completely hinder Taoping’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to the holding corporate structure, see “Risk Factors — Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” on page 9.

Specifically, the government of China (which is also referred to as “PRC”) recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that our subsidiaries in Hong Kong or mainland China are directly subject to these regulatory actions or statements, as we have not carried out any monopolistic behavior and our business does not involve the collection of personal information or implicate national security. We also have dissolved the variable interest entity structure in 2021 as our business does not involve any type of restricted industry. However, since these statements and regulatory actions by the PRC government are newly published and detailed official guidance and related implementation rules have not been issued or taken effect, uncertainties exist as to how soon the regulatory bodies in China will finalize implementation measures, and the impacts the modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list securities on an U.S. or other foreign exchange. For a detailed description of various risks related to doing business in China, see “Risk Factors — Risks Related to Doing Business in China” beginning on page 8.

In addition, pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to Public Company Accounting Oversight Board (the “PCAOB”) inspections for three consecutive “non-inspection” years, the Securities and Exchange Commission (the “SEC”) is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive “non-inspection” years instead of three. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which are subject to these determinations. Our current registered public accounting firm, PKF Littlejohn LLP (“PKF”), or our former registered public accounting firm, UHY LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. They both are subject to full inspection by the PCAOB and the PCAOB is able to inspect the audit workpapers of our China subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in Taoping’s securities would be prohibited under the HFCA Act. See “Risk Factor—Risks Related to Doing Business in China— The increased regulatory scrutiny focusing on U.S.-listed companies with significant operations in China in the U.S. could add uncertainties to our business operations, share price and reputation. Although our former auditor, UHY LLP, and current auditor, PKF, are both subject to inspection by the PCAOB, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist Taoping’s securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three.” on page 14.

Cash is transferred through our organization in the following manner:

●	Our equity structure is a direct holding structure, that is, Taoping, the British Virgin Islands entity listed in the U.S., controls its operating subsidiaries in Hong Kong, mainland China and Kazakhstan, through Taoping Holdings Limited, a British Virgin Islands subsidiary of Taoping (“Taoping Holdings”). See “Prospectus Summary—Corporate Structure” on page 4 for more details.

●	As of the date of this prospectus, neither Taoping nor any of its subsidiaries have paid dividends or made distributions to U.S. investors.

●	Within our direct holding structure, the cross-border transfer of funds from Taoping to its Chinese subsidiaries is legal and compliant with the laws and regulations of China. Taoping is permitted to provide funding to its subsidiaries in Hong Kong, mainland China and Kazakhstan in the form of shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements of the respective jurisdiction. There are no quantity limits on Taoping’s ability to make capital contributions to its subsidiaries in mainland China under the PRC regulations. However, the subsidiaries in mainland China may only procure shareholder loans from Taoping Group (China) Ltd., a Hong Kong subsidiary that owns all subsidiaries in mainland China (“Taoping Group”), to the extent of the difference between their respective registered capital and total investment amount as recorded in the Chinese Foreign Investment Comprehensive Management Information System. In the event that proceeds are received by Taoping from selling its securities being offered hereby, the funds can be directly transferred to Taoping Group and then transferred to its subordinate entities. Historically cash proceeds raised from overseas financing activities were transferred by Taoping to our Chinese subsidiaries via capital contribution or shareholder loans, as the case may be.

●	As a holding company, Taoping relies on dividends and other distributions on equity paid by its operating subsidiaries in Hong Kong, mainland China and Kazakhstan for cash requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to any service expenses it may incur. To make transfers, transfers, dividends or distributions to Toping, our operating subsidiaries in mainland China will need first transfer funds to Taoping Group in accordance with applicable laws and regulations of Hong Kong and mainland China and then to Taoping through Taoping Holdings. Taoping will then distribute dividends to its shareholders in proportion to their respective shareholding, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. As of the date of this prospectus, none of our subsidiaries has made any transfers, dividends or other distributions to Taoping, the holding company. We intend to retain most, if not all, of our available funds and any future earnings after this offering to the development and growth of our business and do not expect to pay dividends in the foreseeable future.

●	The ability of our subsidiaries in mainland China to distribute dividends is based upon their distributable earnings. Current PRC regulations permit these subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our subsidiaries in mainland China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. These reserves are not distributable as cash dividends. In addition, if any of our operating subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Taoping. Other than above, current PRC laws and regulations do not prohibit or limit using cash generated from one subsidiary to fund another subsidiary’s operations. Our subsidiaries in mainland China have historically from time to time funded other subsidiaries’ operations. Other than complying with the applicable PRC laws and regulations, we currently do not have our own cash management policy and procedures that dictate how funds are transferred.

For more information, see the section entitled “Incorporation of Certain Information by Reference” below regarding information of our audited consolidated financial statements for the years ended December 31, 2021, 2020 and 2019 appearing in our most recent annual report on Form 20-F.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, Taoping may sell its securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time Taoping offers its securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

1

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that Taoping is offering under this prospectus, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our Annual Report on Form 20-F and our other SEC reports.

Company Overview

We are a leading provider of integrated cloud-based platform, resource sharing functionality, and big data solutions to the Chinese new media, education residential community management, and elevator IoT industries. Our Internet ecosystem enables all participants of the new media community to efficiently promote brands, disseminate information, and share resources. In addition, we provide a broad portfolio of software, hardware and fully integrated solutions, including information technology infrastructure and Internet-enabled display technologies to customers in government, education, healthcare, media, transportation, and other private sectors. We also engage in cryptocurrency mining and blockchain related business operations as a part of business transformation.

The outbreak of COVID-19 has negatively impacted our business. Starting from January 2020, to prevent the spread of COVID-19, the Chinese government has taken strict quarantine measures, such as nationwide lockdowns, transportation restrictions, public gathering prohibitions and temporary closures of non-essential businesses, which had put economic activities in a suspension mode until late March 2020. Although the COVID-19 pandemic was largely contained in China since early 2020 and businesses have gradually resumed to normal operations, China’s out-of-home advertising market was adversely impacted. In addition, imported infection cases and regional outbreaks of infection persisted throughout 2021.

On June 9, 2021, we consummated an acquisition of 100% equity interest of Taoping New Media Co., Ltd. (“TNM”) that focuses on digital advertising in the out-of-home advertising market. By synergizing our cloud-based new media resource sharing platform and technology with TNM’s advertising customers, including Taoping Alliance members, we expect to have more prominent presence in the out-of-home advertising market and improve our business profitability.

In early 2021, we launched blockchain related new business in cryptocurrency mining operations and established subsidiaries in Hong Kong to supplement its diminished Traditional Information Technology (TIT) business segment as a part of new business transformation. With multiple cloud data centers deployed overseas, currently in Hong Kong, we continue to improve computing power and create value for the encrypted digital currency industry.

In September 2021, we relocated our global corporate headquarters from Shenzhen, China to Hong Kong as part of the implementation of our global growth strategy. As a result, the executive offices of the Company are now located at Unit 3102, 31/F, Citicorp Centre, 18 Whitefield Road, Hong Kong. Our offices in Shenzhen, China currently serve as our regional headquarters in mainland China.

2

In September 2021, we dissolved the variable interest entity (the “VIE”) structure by exercising the purchase option under the purchase option agreement dated July 1, 2007 entered into by and among iASPEC Technology Group Co., Ltd. (“iASPEC”), iASPEC’s shareholders and Information Security Technology (China) Co., Ltd., a wholly owned PRC subsidiary of Taoping (“IST”), to purchase all of the equity interests in iASPEC at an aggregate exercise price of $1,800,000. On September 18, 2021, Taoping and IST also entered into an equity transfer agreement with iASPEC and iASPEC’s then sole shareholder, Mr. Jianghuai Lin (“Mr. Lin”), the chief executive officer and chairman of Taoping, under which Mr. Lin agreed to sell and transfer to IST all of the equity interests in and any and all rights and benefits relating thereto of iASPEC in exchange for 612,245 unregistered Ordinary Shares of Taoping, as determined by dividing $1,800,000 by the volume-weighted average closing price of Ordinary Shares for the consecutive five (5) trading days immediately prior to September 18, 2021. The parties thereafter completed the applicable PRC governmental registration(s) to effectuate the transfer of the equity interests.

For the year ended December 31, 2021, our total revenue was $24.8 million, of which approximately $0.2 million was from related parties, compared to total revenue of $11.0 million for the year ended December 31, 2020, an increase of $13.8 million, or 124.6%. The revenue increase was mainly contributed by products and software sales totaling $5.8 million, advertising from TNM of $2.6 million, and cryptocurrency mining of $5.5 million.

Corporate Information

Taoping was incorporated in the British Virgin Islands under the BVI Business Companies Act (as amended) (the “BVI Act”) on June 18, 2012. Our principal executive offices are located at Unit 3102, 31/F, Citicorp Centre, 18 Whitefield Road, Hong Kong. The telephone number at our executive offices is 852-36117837.

Taoping’s registered agent in the British Virgin Islands is Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. Taoping’s agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at http://www.taop.com. Information on our website is not incorporated by reference into this prospectus, any prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of this prospectus, prospectus supplement, any free writing prospectus or any information incorporated by reference herein.

3

Corporate Structure

The following diagram illustrates our current corporate structure.

TAOPING INC.
【BVI】
100%
TAOPING HOLDINGS LIMITED
【BVI】
100%
TAOPING GROUP (CHINA) LTD.
【Hong Kong】
100%
TAOPING DIGITAL ASSETS (HONG KONG) LIMITED
【Hong Kong】
100%
TAOPING DIGITAL ASSETS (AISA) LIMITED
【Hong Kong】
100%
TAOPING CAPITAL LIMITED
【Hong Kong】
100%
ALPHA DIGITAL GROUP LTD
【Cayman Islands】
100%
Kazakh Taoping Operation Management Co. Ltd.
【Kazakhstan】
100%
Kazakh Taoping Data Center Co. Ltd.
【Kazakhstan】
100%
Information Security IoT Tech. Co., Ltd.
【PRC】
100%
TopCloud Software (China) Co., Ltd.
【PRC】
100%
Taoping Digital Tech. (Jiangsu) Co., Ltd.
【PRC】
100%
Information Security Tech. (China) Co., Ltd.
【PRC】
100%
iASPEC Technology Group Co., Ltd.
【PRC】
100%
iASPEC Bocom IoT Tech. Co., Ltd.
【PRC】
100%
Biznest Internet Tech. Co., Ltd.
【PRC】
100%
Taoping Digital Tech. (Dongguan) Co., Ltd.
【PRC】
100%
TopCloud Tech.(Chenzhou) Co., Ltd.
【PRC】
100%
Taoping New Media Co., Ltd.
【PRC】
51%
Shenzhen Taoping Education Technology Co., Ltd.
【PRC】
51%
Wuhu Taoping Education Technology Co., Ltd.
【PRC】

Summary of Risk Factors

There are a number of risks that you should consider and understand before making an investment decision regarding the securities being offered under this prospectus. You should carefully consider all of the information set forth in this prospectus and, in particular, the specific factors set forth in the section titled “Risk Factors” below. These risks include, but are not limited to:

●	As of the date of this prospectus, we believe that we are not required to obtain any approval or prior permission for Taoping to offer its securities to foreign investors from the China Securities Regulatory Commission (the “CSRC”) or any other Chinese regulatory authority under the Chinese laws and regulations currently in effect. As of the date of this prospectus, neither Taoping nor any of its subsidiaries has been informed by the CSRC, Cybersecurity Administration of China (the “CAC”) or any other Chinese regulatory authority of any requirements, approvals or permissions that we should obtain prior to this offering. Neither Taoping nor any of its subsidiaries has obtained the approval or clearance from either the CSRC or any other Chinese regulatory authority for the offering that we may make under this prospectus and any applicable prospectus supplement. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC regulatory agencies, including the CSRC or the CAC, may not reach the same conclusion as us. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required but the CSRC or other PRC regulatory body subsequently determines that we need to obtain the approval for this offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules subsequently that would require us to obtain CSRC or other governmental approvals for this offering, the Company may not be able to proceed with this offering, face adverse actions or sanctions by the CSRC or any other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, the value of the securities that we are registering, as well as Taoping’s ability to offer or continue to offer securities to investors or cause such securities to significantly decline in value or become worthless. The risks arising from the legal system in China include risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little, if any, advance notice. As a result, there can be no assurance that we will not be subject to such requirements, approvals or permissions in the future. For additional information, see “Risk Factors—Risks Relating to Doing Business in China—Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, Regulations on Network Data Security (draft for public comments), as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business” on page 10 and “Risk Factors—Risks Relating to Doing Business in China — The approval of the CSRC or other Chinese regulatory agencies may be required in connection with our future overseas capital-raising activities under Chinese law” on page 12.

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●	There are significant legal and operational risks associated with having significant business operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the value of the securities that we are registering. Any such changes may take place quickly and with very little notice and as a result, could significantly limit or completely hinder Taoping’s ability to offer or continue to offer its securities to investors, and could cause the value of Taoping’s securities to significantly decline or become worthless. Recent statements made and regulatory actions undertaken by China’s government, such as those related to data security or anti-monopoly concerns and any other future laws and regulations may require us to incur significant expenses and could materially affect our ability to conduct our business or accept foreign investments. For additional information, see “Risk Factors—Risks Relating to Doing Business in China— Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of the securities that we are registering. Any such changes may take place quickly and with very little notice” on page 9 and “Risk Factors—Risks Relating to Doing Business in China— Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, Regulations on Network Data Security (draft for public comments), as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business” on page 10.

●	The increased regulatory scrutiny focusing on U.S.-listed companies with significant operations in China in the U.S. could add uncertainties to our business operations, share price and reputation. In recent years, as part of increased regulatory focus in the United States on access to audit information, the United States enacted the HFCA Act in December 2020. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which are subject to these determinations. Our current registered public accounting firm, PKF, or our former registered public accounting firm, UHY LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. They both are subject to full inspection by the PCAOB and the PCAOB is able to inspect the audit workpapers of our China subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in Taoping’s securities would be prohibited under the HFCA Act. For additional information, see “Risk Factors—Risks Relating to Doing Business in China - The increased regulatory scrutiny focusing on U.S.-listed companies with significant operations in China in the U.S. could add uncertainties to our business operations, share price and reputation. Although our former auditor, UHY LLP, and current auditor, PKF, are both subject to inspection by the PCAOB, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three” on page 14.

●	The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and in the value of Taoping’s securities. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder Taoping’s ability to offer or continue to offer its securities to investors and cause the value of such securities to significantly decline or be worthless. For additional information, see “Risk Factors—Risks Relating to Doing Business in China —The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and in the value of the securities that we are registering. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder Taoping’s ability to offer or continue to offer its securities to investors and cause the value of such securities to significantly decline or be worthless” on page 8.

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. For additional information, see “Risk Factors—Risks Relating to Doing Business in China— There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” on page 9.

●	The trading price of the Ordinary Shares has been and likely continue to be highly volatile, which could result in significant losses to holders of the Ordinary Shares. For additional information, see “Risk Factors— Risks Relating to the Company Securities - The trading price of the Company’s Ordinary Shares is highly volatile, leading to the possibility of its value being depressed at a time when you want to sell your holdings” on page 16.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of your shares for return on your investment. See “Risk Factors— Risks Relating to the Company Securities - We do not intend to pay dividends for the foreseeable future” on page 17.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law and a significant majority of our current business operations are conducted in the PRC. For additional information, see “Risk Factors— Risks Relating to the Company Securities- You may have difficulty enforcing judgments obtained against us or our directors and officers” on page 17 and “Risk Factors— Risks Relating to the Company Securities- As Taoping was incorporated under the laws of the BVI, it may be more difficult for its shareholders to protect their rights than it would be for a shareholder of a corporation incorporated in another jurisdiction” on page 18.

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●	Taoping is a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such we are exempt from certain provisions applicable to U.S. domestic public companies. For additional information, see “Risk Factors— Risks Relating to the Company Securities- We are a “foreign private issuer” and have disclosure obligations that are different than those of U.S. domestic reporting companies. Therefore, you should not expect to receive the same information about us as a U.S. domestic reporting company may provide. Furthermore, if we lose our status as a foreign private issuer, we would be required to fully comply with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and incur significant operational, administrative, legal, and accounting costs that we would not incur as a foreign private issuer” on page 17.

●	As a foreign private issuer, Taoping is permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. For additional information, see “Risk Factors— Risks Relating to the Company Securities- As a foreign private issuer, we are permitted to rely on exemptions from certain NASDAQ corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of the Company’s securities” on page 17.

Dividends and other Distributions

Taoping is a holding company, and it may rely on dividends and other distributions on equity paid by its subsidiaries for Taoping’s cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses and other obligations it may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our Chinese subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Taoping. To date, there have not been any such dividends or other distributions from our Chinese subsidiaries to our subsidiaries located outside of China. In addition, as of the date of this prospectus, none of our subsidiaries have ever made any transfers, dividends or distributions to Taoping or its shareholders outside of China. Furthermore, as of the date of this prospectus, neither Taoping nor any of its subsidiaries have ever paid dividends or made distributions to U.S. investors. We intend to retain most, if not all, of our available funds and any future earnings after this offering to the development and growth of our business. We do not expect to pay dividends in the foreseeable future.

Other than above, current PRC laws and regulations do not prohibit or limit using cash generated from one subsidiary to fund another subsidiary’s operations. Our subsidiaries in mainland China have historically from time to time funded other subsidiaries’ operations. Other than complying with the applicable PRC laws and regulations, we currently do not have our own cash management policy and procedures that dictate how funds are transferred.

Taoping is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China only through loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. Historically cash proceeds raised from overseas financing activities were transferred by Taoping to our Chinese subsidiaries via capital contribution or shareholder loans, as the case may be. According to the regulations related to foreign investment and foreign currency of the PRC, any funds Taoping transfers to its PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on Taoping’s ability to make capital contributions to its PRC subsidiaries. However, any of our PRC subsidiaries may not procure loans which exceed the difference between its registered capital and its total investment amount as recorded in the Foreign Investment Comprehensive Management Information System.

In addition, all foreign-invested enterprises established in the PRC are allowed to settle their foreign exchange capital on a discretionary basis according to the actual needs of their business operation and use RMB converted from foreign currency-denominated capital for equity investments. However, foreign-invested enterprises are prohibited from, among other things, using RMB funds converted from their foreign exchange capital for expenditure beyond their business scope or providing loans to non-associated enterprises. However, there are substantial uncertainties with respect to interpretation and implementation of relevant PRC laws and regulations in practice. Such PRC laws and regulations may delay or limit us from using the proceeds of offshore offerings to make additional capital contributions to our PRC subsidiaries and may adversely affect our liquidity and our ability to fund and expand our business in the PRC. Any violations of these laws and regulations could result in severe monetary or other penalties.

For additional information, see “Risk Factors—Risks Relating to Doing Business in China— PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from making additional capital contributions or loans to our PRC subsidiaries” on page 13.

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Regulatory Permissions to Operate Business

The establishment, operation and management of corporate entities in mainland China are governed by the Company Law of the People’s Republic of China, or the China Company Law, which was adopted by the Standing Committee of the National People’s Congress (“SCNPC”) in December 1993, implemented in July 1994, and subsequently amended in December 1999, August 2004, October 2005, December 2013 and October 2018. Under the China Company Law, companies are generally classified into two categories: limited liability companies and companies limited by shares. The China Company Law also applies to foreign-invested limited liability companies and foreign-invested companies limited by shares. Pursuant to the China Company Law, where laws on foreign investment have other stipulations, such stipulations shall prevail. In December 2021, the SCNPC issued the draft amendment to the China Company Law for comment. The draft amended China Company Law has made roughly 70 substantive changes to the 13 chapters and 218 articles of the current Company Law (rev. 2018). It would (i) refine special provisions on state-funded companies; (ii) improve the company establishment and exit system; (iii) optimize corporate structure and corporate governance; (iv) optimize the capital structure; (v) tighten the responsibilities of controlling shareholders and management personnel; and (vi) strengthen corporate social responsibility.

Investment activities in mainland China by foreign investors are governed by the Guiding Foreign Investment Direction, which was promulgated by the State Council on February 11, 2002, and came into effect on April 1, 2002, and the latest Special Administrative Measures (Negative List) for Foreign Investment Access (2021), or the Negative List, which was promulgated by the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (“NDRC”) on December 27, 2021, and took effect on January 1, 2022. The Negative List set out in a unified manner the restrictive measures, such as the requirements on shareholding percentages and management, for the access of foreign investments, and the industries that are prohibited for foreign investment. The Negative List covers 12 industries, and any field not falling in the Negative List shall be administered under the principle of equal treatment to domestic and foreign investment.

The Foreign Investment Law of the People’s Republic of China, or the Foreign Investment Law was promulgated by the NPC in March 2019 and become effective in January 2020. The investment activities of foreign natural persons, enterprises or other organizations (hereinafter referred to as foreign investors) directly or indirectly within the territory of mainland China are governed by the Foreign Investment Law, including: 1) establishing by foreign investors of foreign-invested enterprises in mainland China alone or jointly with other investors; 2) acquiring by foreign investors of shares, equity, property shares, or other similar interests of Chinese domestic enterprises; 3) investing by foreign investors in new projects in mainland China alone or jointly with other investors; and 4) other forms of investment prescribed by laws, administrative regulations or the State Council.

In December 2019, the State Council issued the Regulations on Implementing the Foreign Investment Law, which came into effect in January 2020. After the Regulations on Implementing the Foreign Investment Law came into effect, the Regulation on Implementing the Law on Sino-foreign Equity Joint Ventures, Provisional Regulations on the Duration of Sino-Foreign Equity Joint Ventures, the Regulations on Implementing the Law on Wholly Foreign-Owned Enterprises and the Regulations on Implementing the Law on Sino-Foreign Cooperative Joint Ventures have been repealed simultaneously.

In December 2019, the MOFCOM and the State Administration for Market Regulation (“SAMR”) issued the Measures for the Reporting of Foreign Investment Information, which came into effect in January 2020. After the Measures for the Reporting of Foreign Investment Information came into effect, the Interim Measures on the Administration of Filing for Establishment and Change of Foreign Invested Enterprises has been repealed simultaneously. Since January 1, 2020, for foreign investors carrying out investment activities directly or indirectly in mainland China, the foreign investors or foreign-invested enterprises shall submit investment information to the relevant commerce administrative authorities pursuant to these measures.

In light of the above restrictions and requirements, prior to the dissolution of our VIE structure in September 2021, we conducted our value-added telecommunications businesses through our then consolidated VIEs. As a result of the dissolution of our VIE structure, we ceased the e-commerce and related businesses which constituted a minor portion of revenue of TNM. Based on the legal analysis of the Company’s in-house legal counsel, who is a licensed attorney in the PRC, we believe that none of our PRC subsidiaries’ current business is stipulated on the Negative List (2021 Version).

As a result, according to the laws and regulations currently in effect, our PRC subsidiaries are able to conduct their business without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC and none of Taoping or our subsidiaries is required to obtain additional licenses or permits beyond a regular business license for each PRC subsidiary’s operations. Each of our PRC subsidiaries is required to obtain and has obtained such regular business license from the local branch of the State Administration for Market Regulation. No application for any such license has been denied.

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RISK FACTORS

An investment in the securities being offered hereby involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors that can influence our business, financial position or results of operations and that can also cause the value of the securities that we are registering to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in the securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of Taoping’s securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing us set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Risks Relating to Doing Business in China

The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and in the value of the securities that we are registering. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder Taoping’s ability to offer or continue to offer its securities to investors and cause the value of such securities to significantly decline or be worthless.

A significant portion of our operations are conducted in the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by the economic, political and legal developments in the PRC. The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. The PRC government has implemented various measures to encourage economic growth and to guide the allocation of resources. Some of these measures may benefit the overall PRC economy but may also have a negative effect on us. Our financial condition and results of operations could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese government recently has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could require us to seek permission from Chinese authorities to continue to operate our business, which may adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action, once taken by the Chinese government, could significantly limit or completely hinder Taoping’s ability to offer or continue to offer its securities that we are registering to investors, and could cause the value of such securities to significantly decline or become worthless.

For example, in July 2021, the Chinese government provided new guidance on China-based companies raising capital outside of China, including through arrangements via VIEs. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. Although we have recently dissolved our VIE structure, as a significant portion of our operations are based in China, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business and results of operations. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the Chinese government may intervene with our operations, and our business in China, as well as the value of the securities that we are registering, may also be adversely affected.

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Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of Taoping’s securities that we are registering. Any such changes may take place quickly and with very little notice.

The U.S. government, including the SEC, has made statements and taken certain actions that led to changes to United States and international relations, and will impact companies with connections to the United States or China. The SEC has issued statements primarily focused on companies with significant China-based operations, such as us. For example, on July 30, 2021, Gary Gensler, Chairman of the SEC, issued a Statement on Investor Protection Related to Recent Developments in China, pursuant to which Chairman Gensler stated that he has asked the SEC staff to engage in targeted additional reviews of filings for companies with significant China-based operations. The statement also addressed risks inherent in companies with VIE structures. We have dissolved our VIE structure and are not in any industry that is subject to foreign ownership limitations by China. However, it is possible that the Company’s filings with the SEC may be subject to enhanced review by the SEC and this additional scrutiny could affect our ability to effectively raise capital in the United States.

In response to the SEC’s July 30, 2021 statement, the CSRC announced on August 1, 2021, that “[i]t is our belief that Chinese and U.S. regulators shall continue to enhance communication with the principle of mutual respect and cooperation, and properly address the issues related to the supervision of China-based companies listed in the U.S. so as to form stable policy expectations and create benign rules framework for the market.” While the CSRC will continue to collaborate “closely with different stakeholders including investors, companies, and relevant authorities to further promote transparency and certainty of policies and implementing measures,” it emphasized that it “has always been open to companies’ choices to list their securities on international or domestic markets in compliance with relevant laws and regulations.” If any new legislation, executive orders, laws and/or regulations are implemented, if the U.S. or Chinese governments take retaliatory actions due to the recent U.S.-China tension or if the Chinese government exerts more oversight and control over securities offerings that are conducted in the United States, such changes could have an adverse effect on our business, financial condition and results of operations, our ability to raise capital and the value of Taoping’s securities that we are registering.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

A significant portion of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations, especially those relating to the internet, are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The PRC government has recently announced its plans to enhance its regulatory oversight of Chinese companies listing overseas. The Opinions on Strictly Cracking Down on Illegal Securities Activities issued on July 6, 2021 called for:

●	tightening oversight of data security, cross-border data flow and administration of classified information, as well as amendments to relevant regulation to specify responsibilities of overseas listed Chinese companies with respect to data security and information security;

●	enhanced oversight of overseas listed companies as well as overseas equity fundraising and listing by Chinese companies; and

●	extraterritorial application of China’s securities laws.

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As the Opinions on Strictly Cracking Down on Illegal Securities Activities were recently issued, there are great uncertainties as to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us, but among other things, our ability and the ability of our subsidiaries to obtain external financing through the issuance of equity securities overseas could be negatively affected.

Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, Regulations on Network Data Security (draft for public comments), as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business.

Regulatory authorities in China have implemented and are considering further legislative and regulatory proposals concerning data protection. China’s new Data Security Law went into effect on September 1, 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. The Data Security Law sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to RMB5 million, suspension of relevant business, and revocation of business permits or licenses.

In addition, the PRC Cybersecurity Law provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. According to the initial Cybersecurity Review Measures promulgated by the Cyberspace Administration of China (“CAC”) and certain other PRC regulatory authorities in April 2020 and becoming effective in June 2020, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. Any failure or delay in the completion of the cybersecurity review procedures may prevent the critical information infrastructure operator from using or providing certain network products and services, and may result in fines of up to ten times the purchase price of such network products and services. The PRC government recently launched cybersecurity reviews against a number of mobile apps operated by several US-listed Chinese companies and prohibited these apps from registering new users during the review periods.

On July 10, 2021, the CAC issued the Cybersecurity Review Measures (revised draft for public comments), which took effect on February 15, 2022. The revised Cybersecurity Review Measures authorize the CAC to conduct cybersecurity review on a range of activities that affect or may affect national security. The PRC National Security Law defines various types of national security, including technology security and information security. The revised Cybersecurity Review Measures expands the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country. Under the revised Cybersecurity Review Measures, the scope of entities required to undergo cybersecurity review to assess national security risks that arise from data processing activities would be expanded to include all critical information infrastructure operators who purchase network products and services and all data processors carrying out data processing activities that affect or may affect national security. In addition, the revised Cybersecurity Review Measures provide that all such entities that maintain or store the personal information of more than 1 million users and undertake a public listing of securities in a foreign country would be required to pass cybersecurity review, which would focus on the potential risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, illegally used or exported out of China, or critical information infrastructure being affected, controlled or maliciously used by foreign governments after such a listing. An operator that violates these Measures shall be dealt with in accordance with the provisions of the PRC Cybersecurity Law and the PRC Data Security Law.

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On November 14, 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide more detailed guidance on how to implement the general legal requirements under legislations such as the Cybersecurity Law, Data Security Law and the Personal Information Protection Law. The draft Regulations on Network Data Security follow the principle that the state will regulate based on a data classification and multi-level protection scheme, under which data is largely classified into three categories: general data, important data and core data. Personal data and important data will be subject to “key” protection and core data to “strict” protection. We believe that the data we access falls within the category of “general data,” because such data is data of our member merchants, does not involve personal information and is not large in volume. Further, when we conduct advertising data collection and analysis, such data is only related to the placement and delivery of ads, which does not involve any personal information. However, we may constitute an online platform operator under the draft Regulations on Network Data Security, which is defined as a platform that provides information publishing, social network, online transaction, online payment and online audio/video services, because our PRC subsidiary Biznest is operating a smart cloud platform that publishes commercial ads of our advertiser clients. Online platform operator under the draft Regulations will be required, among other things, to disclose terms and privacy policies and the algorithms they use. Where there are any changes that would result in significant impacts on users’ rights and interests, online platform operators will be required to seek public comments for at least 30 business days and publish how the public comments have been considered and incorporated into the final versions and why other comments are rejected. The draft Regulations also set forth procedures for reporting data breach incidents. In the event that a data breach incident has caused harm to any individuals or organizations, a data processor should notify the relevant individuals and organizations within 3 business days, unless such notices are not required under applicable laws or regulations. Additionally, if we are deemed as a data processor listed overseas under the draft Regulations, we will be required to carry out an annual data security assessment on our own or by engaging a third party data security services institution and submit a data security assessment report for the prior year to the local cyberspace affairs administration department before January 31 of each year. The Regulations on Network Data Security (draft for public comments) were released for public comments and subject to further changes.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year and may also be ordered to suspend any related activity by competent authorities.

As our smart cloud platform is engaged in the advertising business, the advertising industry is not subject to any foreign investment restrictions and our smart cloud platform does not collect any personal information, we believe that we will be able to comply with the requirements of the PRC Cybersecurity Law, the PRC Data Security Law and related implementing regulations. However, interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation or changes in enforcement. Compliance with the PRC Cybersecurity Law and the PRC Data Security Law could increase the cost to us in providing our services, require changes to our operations or may prevent us from providing certain services.

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PRC laws and regulations establish complex procedures in connection with certain acquisitions of China-based companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions or mergers in China.

On August 8, 2006, six PRC regulatory agencies, including MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities of a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings through special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

The regulations also established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, or that the approval from the MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies.

Moreover, according to the Anti-Monopoly Law of the People’s Republic of China promulgated on August 30, 2007 and the Provisions on Thresholds for Reporting of Concentrations of Undertakings (the “Prior Reporting Rules”) issued by the State Council in August 2008 and amended in September 2018, the concentration of business undertakings by way of mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly enforcement agency of the State Council when the applicable threshold is crossed and such concentration shall not be implemented without the clearance of prior reporting. In addition, the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprise by Foreign Investors (the “Security Review Rules”) issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review by structuring the transaction through, among other things, trusts, entrustment or contractual control arrangements.

We may grow our business in part by acquiring other companies operating in our industry. Compliance with the requirements of the regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the CSRC or other Chinese regulatory agencies may be required in connection with our future overseas capital-raising activities under Chinese law.

The “M&A Rules” purport to require offshore special purpose vehicles that are controlled by Chinese companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of Chinese domestic companies or assets in exchange for the shares of the offshore special purpose vehicles shall obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange.

Based on our understanding of the Chinese laws and regulations currently in effect, we will not be required to submit an application to the CSRC for its approval of any of our offerings of securities to foreign investors under the M&A Rules. However, there remains some uncertainties as to how the M&A Rules will be interpreted or implemented, and our view of our obligations under the M&A Rules is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant Chinese government agencies, including the CSRC, would reach the same conclusion.

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Furthermore, on July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, pursuant to which Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures have been or are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administrative Provisions”), and the Measures Regarding Recordation of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”). The Administrative Provisions and Measures aim to establish a unified supervision system and promote cross-border regulatory cooperation. The Measures lay out filing procedures for domestic companies to record their initial public offerings and follow-on offerings abroad with the CSRC. Issuers are required to file follow-on offerings with the CSRC within 3 business days after the closing of such offerings.

According to the Q&A held by CSRC officials for journalists thereafter, the CSRC will adhere to the principle of non-retroactive application of law and first focus on issuers conducting initial public offerings and follow-on offerings by requiring them to complete the recordation procedures. Other issuers will be given a sufficient transition period. The CSRC officials also noted that the regulation system contemplated by the draft Administrative Provisions and Measures differentiates between IPOs and follow-on offerings to take into account overseas capital markets’ fast and efficient features and to reduce impacts on overseas financing activities by domestic companies. If the Administrative Provisions and the Measures are enacted as proposed, we expect to perform necessary recordation filings with the CSRC for our listing on the Nasdaq within the prescribed transition period and for this offering in the event that it takes place after the Administrative Provisions and the Measures enter into force.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters including data privacy and cross-border investigation and enforcement of legal claims. Notwithstanding the foregoing, as of the date hereof, we are not aware of any Chinese laws or regulations in effect requiring that we obtain permission from any Chinese authority to issue securities to foreign investors, and we have not received any inquiry, notice, warning, or sanction in relation to the trading of the Ordinary Shares on the Nasdaq from the CSRC, the CAC or any other Chinese authorities that have jurisdiction over our operations.

We believe that we are not required to submit an application to the CSRC or the CAC for the approval of any of offerings of Taoping’s securities to foreign investors or trading of the Ordinary Shares on the Nasdaq. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, CAC or any other regulatory authority is required for any of offerings, we may face sanctions by the CSRC, the CAC or other Chinese regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from overseas offerings into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, the value of Taoping’s securities, as well as the ability to offer or continue to offer Taoping’s securities to investors or cause such securities to significantly decline in value or become worthless. In addition, if the CSRC, the CAC or other regulatory agencies later promulgate new rules requiring that we obtain their approvals for any of the offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the value of Taoping’s securities that we are registering.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent Taoping from making additional capital contributions or loans to its PRC subsidiaries.

Taoping, as an offshore holding company, is permitted under PRC laws and regulations to provide funding to its PRC subsidiaries through loans or capital contributions. However, loans by Taoping to its PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange and capital contributions to its PRC subsidiaries are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System, and registration with other governmental authorities in China.

The State Administration of Foreign Exchange promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign- Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the State Administration of Foreign Exchange will permit such capital to be used for equity investments in the PRC in actual practice. The State Administration of Foreign Exchange promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of Circular 19 and Circular 16 could result in administrative penalties. Circular 19 and Circular 16 may significantly limit our ability to transfer any foreign currency Taoping holds to its PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

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In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or future capital contributions by us to our PRC subsidiaries. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use foreign currency and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The increased regulatory scrutiny focusing on U.S.-listed companies with significant operations in China in the U.S. could add uncertainties to our business operations, share price and reputation. Although our former auditor, UHY LLP, and current auditor, PKF, are both subject to inspection by the PCAOB, trading in Taoping’s securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist Taoping’s securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

In recent years, as part of increased regulatory focus in the United States on access to audit information, the United States enacted the HFCA Act in December 2020. The HFCA Act includes requirements for the SEC to identify issuers whose audit reports are prepared by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCA Act also requires public companies on this SEC list to certify that they are not owned or controlled by a foreign government and make certain additional disclosures in their SEC filings. In addition, if the auditor of a U.S. listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years after the law becomes effective, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement the foregoing certification and disclosure requirements and that it was seeking public comment on the issuer identification process as well as the submission and disclosure requirements. On May 13, 2021, the PCAOB issued proposed PCAOB Rule 6100 Board Determinations Under the Holding Foreign Companies Accountable Act for public comment. The proposed rule provides a framework for making determinations as to whether PCAOB is unable to inspect an audit firm in a foreign jurisdiction, including the timing, factors, bases, publication and revocation or modification of such determinations, and such determinations will be made on a jurisdiction-wide basis in a consistent manner applicable to all firms headquartered in the jurisdiction.

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Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”), which if enacted into law would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive “non-inspection” years instead of three.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize the interim final rules previously issued in March 2021, and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The final amendments require SEC identified issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that an SEC-identified issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. An SEC-identified issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as an SEC identified issuer based on its annual report for the fiscal year ending December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ending December 31, 2022. Accordingly, if we are determined by the SEC to be an SEC identified issuer, we will incur additional costs in complying with the submission and disclosure requirements in the annual report for each year in which we are identified. In the event that we are deemed to have had three consecutive “non-inspection” years by the SEC, Taoping’s securities will be prohibited from trading on any national securities exchange or over-the-counter markets in the United States. Moreover, if the AHFCA Act is enacted into law, it would reduce the time before Taoping’s securities may be prohibited from trading or delisted from three years to two years.

On December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the People’s Republic of China and Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which are subject to these determinations. Our current registered public accounting firm, PKF, or our former registered public accounting firm, UHY LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, our current auditor PKF is required by the laws of the United States to undergo regular inspections by the PCAOB. PKF is headquartered in London, the United Kingdom, and has been inspected by the PCAOB on a regular basis. They were last inspected between November 2020 and February 2021. Furthermore, the PCAOB is able to inspect the audit workpapers of our China subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in Taoping’s securities would be prohibited under the HFCA Act.

While we understand that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, and our former auditor UHY LLP and current auditor PKF are subject to inspection by the PCAOB, there can be no assurance that our auditors or us will be able to comply with requirements imposed by U.S. regulators in the future. The value of the securities we are registering could be adversely affected as a result of anticipated negative impacts of the HFCA Act upon, as well as negative investor sentiment towards, China-based companies listed in the United States, regardless of our actual operating performance.

Furthermore, as part of ongoing efforts to protect U.S. investors, the U.S. President’s Working Group on Financial Markets, or the PWG, released a report in August 2020 recommending certain enhancements to listing standards on U.S. stock exchanges, including that the PCAOB have access to work papers of the principal audit firm for the audit of each company as a condition to initial and continued exchange listing. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in their jurisdiction may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The SEC announced that its staff have been directed to prepare and develop proposals in response to the report of the PWG. Any resulting actions, proceedings or new rules could adversely affect the listing and compliance status of China-based issuers listed in the United States, such as Taoping, and may have a material and adverse impact on the trading prices of the securities of such issuers, and substantially reduce or effectively terminate the trading of Taoping’s securities in the United States.

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Political risks associated with conducting business in Hong Kong.

Taoping’s executive offices and most of its officers and directors are located in Hong Kong. Accordingly, our business operation will be affected by the political and legal developments in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future.

Under the Basic Law of the Hong Kong Special Administrative Region of the PRC, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from PRC and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., mainland China and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of Taoping’s Ordinary Shares could be adversely affected.

Risks Relating to the Company Securities

The trading price of the Company’ Ordinary Shares is highly volatile, leading to the possibility of its value being depressed at a time when you want to sell your holdings.

The market price of the Company’s Ordinary Shares is volatile, and this volatility may continue. Numerous factors, many of which are beyond our control, may cause the market price of the Company’s Ordinary Shares to fluctuate significantly. These factors include:

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
●	changes in financial estimates by us or by any securities analysts who might cover the Company’s shares;
●	speculations about our business in the press or the investment community;
●	significant developments relating to our relationships with our customers or suppliers;
●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industries;
●	customer demand for our products;
●	investor perceptions of our industry in general and our company in particular;
●	the operating and stock performance of comparable companies;
●	general economic conditions and trends;
●	major catastrophic events;
●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;
●	changes in accounting standards, policies, guidance, interpretation or principles;
●	loss of external funding sources;
●	sales of the Company’s Ordinary Shares, including sales by our directors, officers or significant shareholders; and
●	additions or departures of key personnel.

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In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on the Company’s shares. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase the Company’s shares. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors, and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable laws, and other factors our board deems relevant.

We are a “foreign private issuer” and have disclosure obligations that are different than those of U.S. domestic reporting companies. Therefore, you should not expect to receive the same information about us as a U.S. domestic reporting company may provide. Furthermore, if we lose our status as a foreign private issuer, we would be required to fully comply with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and incur significant operational, administrative, legal, and accounting costs that we would not incur as a foreign private issuer.

We are a foreign private issuer. As a result, we are not subject to certain of the requirements imposed upon U.S. domestic issuers by the SEC. For example, we are not required by the SEC or the federal securities laws to issue quarterly reports or file proxy statements with the SEC. We are also allowed to file our annual report with the SEC within four months of our fiscal year end. We are also not required to disclose certain detailed information regarding executive compensation that is required from U.S. domestic issuers. Further, our directors and executive officers are not required to report equity holdings under Section 16 of the Securities Act of 1933, as amended (the “Securities Act”). As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, aim to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by U.S. domestic reporting companies, our shareholders should not expect to receive all of the same types of information about us and at the same time as information is received from, or provided by, U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC, which do apply to us as a foreign private issuer. Violations of these rules could affect our business, results of operations, and financial condition.

As a foreign private issuer, we are permitted to rely on exemptions from certain NASDAQ corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of the Company’s securities.

We are exempted from certain corporate governance requirements of the Nasdaq Stock Market by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the governance practices of our home country, the BVI in lieu of certain corporate governance requirements of NASDAQ. As a result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee and a nominating committee to be comprised solely of “independent directors”; and

●	hold an annual meeting of shareholders no later than one year after the end of the Company’s fiscal year-end.

As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

You may have difficulty enforcing judgments obtained against us or our directors and officers.

Taoping is a BVI company with executive offices in Hong Kong and substantially all of our assets are located outside of the United States. In addition, a significant majority of our current business operations are conducted in the PRC and all of Taoping’s directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is also located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons or otherwise bring an action against us or against these individuals in the United States. It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts including judgments based on the civil liability provisions of the U.S. federal securities laws against us or our officers and directors. In addition, there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. The courts of the BVI or Hong Kong may enforce a foreign judgment subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of the BVI or Hong Kong.

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The recognition and enforcement of foreign judgments in mainland China are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

As Taoping was incorporated under the laws of the BVI, it may be more difficult for its shareholders to protect their rights than it would be for a shareholder of a corporation incorporated in another jurisdiction.

Taoping’s corporate affairs are governed by the Company’s Memorandum and Articles of Association, by the BVI Act, and by the common law of the BVI Principles of law relating to such matters as the validity of corporate procedures, the fiduciary duties of management, and the rights of our shareholders. Such matters differ from those that would apply, had Taoping been incorporated in the United States or another jurisdiction. The rights of shareholders under BVI law may not be as clearly established as the rights of shareholders are in the United States or other jurisdictions. Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholders’ actions must be taken in good faith. Obviously unreasonable actions by controlling shareholders may be declared null and void. BVI law protecting the interests of minority shareholders may not be as vigorous in all circumstances as the law protecting minority shareholders in United States or other jurisdictions. Although a shareholder of a BVI company may sue the company derivatively, the procedures and defenses available to the company may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Furthermore, the Company’s directors have the power to take certain actions without shareholders’ approval, which would require shareholders’ approval under the laws of most United States or other jurisdictions. The directors of a BVI corporation, subject in certain cases to the court’s approval but without shareholders’ approval, may implement a reorganization, merger or consolidation, or sale of assets, property, business or securities of the corporation which sale is subject to a limit of up to 50% of such assets. The ability of the Company’s board of directors to create new classes or series of shares and the rights attached by amending the Company’s Memorandum and Articles of Association without shareholders’ approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase the Company’s Ordinary Shares at a premium over then market prices. Thus, the Company’s shareholders may have more difficulty protecting their interests in the face of actions by our board of directors or our controlling shareholders than they would have as shareholders of a corporation incorporated in another jurisdiction.

General Risk Factors

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the BVI. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

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Taoping employs a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to Taoping and received at its registered office in the BVI will be forwarded unopened to the forwarding address supplied by Taoping to be dealt with. None of Taoping, its directors, officers, advisors or service providers (including the organization which provides registered office services in the BVI) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address, which may impair your ability to communicate with us.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our company, although we do not currently have any agreements or understandings with third parties to make any material acquisitions of, or investment in, other businesses. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

CAPITALIZATION AND INDEBTEDNESS

The Company’s capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

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DESCRIPTION OF SHARE CAPITAL

The following describes Taoping’s share capital, summarizes the material provisions of the Company’s amended and restated memorandum and articles of association, which is based upon, and is qualified by reference to, the Company’s amended and restated memorandum and articles of association. This summary does not purport to be a summary of all of the provisions of the Company’s amended and restated memorandum and articles of association. You should read the Company’s amended and restated memorandum and articles of association which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Taoping is authorized to issue 100,000,000 Ordinary Shares, with no par value each. As of June 8, 2022, there were 15,590,789 Ordinary Shares outstanding, all of which were fully paid. For a description of the Ordinary Shares, including the rights and obligations thereto, please refer to Exhibit 2.1 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that Taoping may issue. We will file a prospectus supplement that may contain additional terms when Taoping issues debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

Taoping may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that Taoping may offer will be issued under an indenture between the Company and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that Taoping may issue. It provides that the Company may issue debt securities up to the principal amount that it may authorize and may be in any currency or currency unit that it may designate. Taoping may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

Taoping may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

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The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

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The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of the Company’s unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of the Company’s senior debt, including its senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of the Company’s equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of Taoping’s redemption of the debt securities.

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Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to the Company; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

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If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

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If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Taoping may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

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Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

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The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF WARRANTS

Taoping may issue warrants for the purchase of Ordinary Shares and/or debt securities in one or more series. Taoping may issue warrants independently or together with Ordinary Shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. If applicable, each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any applicable warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF RIGHTS

Taoping may issue rights to purchase the Ordinary Shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, Taoping may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between the Company and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price for the rights;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the right will expire;
●	the extent to which such subscription rights are transferable;
●	if applicable, a discussion of the material British Virgin Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and the material terms of any standby underwriting agreement or other arrangement entered into by the Company in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, Taoping may offer any unsubscribed securities directly to persons other than its security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

Taoping may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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TAXATION

The Company’s most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in Taoping’s securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of the Company securities.

PLAN OF DISTRIBUTION

Taoping may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from the Company;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of the Company’s securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Company’s securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority limitations.

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Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the Ordinary Shares, which are listed on the Nasdaq Capital Market. Any Ordinary Shares sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of the Ordinary Shares will be the purchase price of the Ordinary Shares less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of the Ordinary Shares to be made directly or through agents.

To facilitate the offering of the Ordinary Shares offered by Taoping, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Ordinary Shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Ordinary Shares by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Ordinary Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$2,922.83
FINRA filing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

* The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

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LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Maples and Calder to the extent governed by the laws of British Virgin Islands, and by Bevilacqua PLLC to the extent governed by the laws of the State of New York and U.S. federal law. Bevilacqua PLLC may rely upon Maples and Calder with respect to matters governed by British Virgin Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

ENFORCEMENT OF CIVIL LIABILITIES

British Virgin Islands

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely:

●	to recognise or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

Hong Kong

Currently judgment of U.S. courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, a judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

EXPERTS

The consolidated financial statements of Taoping Inc. as of December 31, 2020 and for the years ended December 31, 2020 and 2019 appearing in Taoping Inc.’s Annual Report on Form 20-F for the year ended December 31, 2021 and incorporated by reference herein and in the registration statement, have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference elsewhere herein. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Taoping Inc. as of December 31, 2021 and for the year ended December 31, 2021 appearing in Taoping Inc.’s Annual Report on Form 20-F for the year ended December 31, 2021 and incorporated by reference herein and in the registration statement, have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference elsewhere herein. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

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INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of the Company’s amended and restated memorandum and articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2021, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.taop.com), other than the Company’s SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on May 2, 2022;

●	The description of the Company’s Ordinary Shares contained in the Form 8-K12B, filed with the SEC on October 31, 2012, and any further amendment or report filed hereafter for the purpose of updating such description; and

●	With respect to each offering of the securities under this prospectus, all subsequent reports on Form 20-F and any report on Form 6-K that so indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Taoping Inc., Unit 3102, 31/F, Citicorp Centre, 18 Whitefield Road, Hong Kong, and telephone number 852-36117837.

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Up to 3,602,589 Ordinary Shares

Issuable upon the Conversion of Convertible Promissory Note

TAOPING INC.

Prospectus Supplement

January 13, 2025